Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 145 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity International Growth Fund and Fidelity Overseas Fund of our reports dated December 18, 2014; Fidelity Canada Fund, Fidelity China Region Fund, Fidelity Emerging Asia Fund, Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Japan Fund, Fidelity Japan Smaller Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund, Fidelity Pacific Basin Fund, Fidelity International Discovery Fund, Fidelity Global Commodity Stock Fund, Fidelity Emerging Markets Discovery Fund, Fidelity Total Emerging Markets Fund and of our reports dated December 19, 2014; and Fidelity Series International Growth Fund of our reports dated December 22, 2014 relating to the financial statements and financial highlights included in the October 31, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts December 22, 2014